Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of June 25, 2013

between

FuelCell Energy, Inc.

and

U.S. Bank National Association,

as

Trustee

8% SENIOR CONVERTIBLE NOTES DUE 2018

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.01 Definitions	1
Section 1.02 Other Definitions	6

ARTICLE II

FORM OF NOTE
Section 2.01 Form of Face of Note	6
Section 2.02 Form of Reverse of Note	7
Section 2.03 Form of Legend for Global Note	16

ARTICLE III

THE NOTES
Section 3.01 Designation and Amount of Notes	17
Section 3.02 Maturity Date; Interest	17
Section 3.03 Exchange and Registration on Transfer	18
Section 3.04 Global Notes	18
Section 3.05 Reserved	19
Section 3.06 Defaulted Interest	19
Section 3.07 Registrar, Paying Agent, Conversion Agent and Trustee	19

ARTICLE IV

DISCHARGE OF INDENTURE
Section 4.01 Discharge of Liability on Notes	20
Section 4.02 Application of Trust Money	20
Section 4.03 Repayment to Company	20
Section 4.04 Reinstatement	21
Section 4.05 Defeasance	21

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- iii -

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of June 25, 2013, is between FuelCell Energy, Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and U.S. Bank National Association, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have duly executed and delivered a Senior Indenture, dated as of June 25, 2013 (the “Base Indenture” and together with this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of debentures, notes or other debt instruments to be issued in one or more series by the Company;

WHEREAS, the issuance and sale of not more than $38,000,000 aggregate principal amount of the Company’s 8% Senior Convertible Notes due 2018 has been authorized by resolutions adopted by the Board of Directors;

WHEREAS, Section 2.1 of the Base Indenture expressly permits the Company and the Trustee to enter into one or more supplemental indentures for the purposes of establishing the forms and terms of any Securities to be issued under the Indenture;

WHEREAS, the Company desires to supplement the provisions of the Base Indenture to provide for the issuance of the Notes under the terms of the Base Indenture as supplemented hereby; and

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this First Supplemental Indenture.

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee covenant and agree as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01 Definitions.

All terms contained in this First Supplemental Indenture shall, except as specifically provided for herein or except as the context may otherwise require, have the meanings given to such terms in the Base Indenture. In the event of any inconsistency between the Base Indenture and the First Supplemental Indenture, this First Supplemental Indenture shall govern.

Unless the context otherwise requires, the following terms shall have the following meanings:

“Adjustment Event” has the meaning specified in Section 9.07(k).

“Applicable Consideration” has the meaning specified in Section 9.08.

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Note, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Board of Directors” means the Board of Directors of the Company or, other than in the case of the definition of “Change of Control,” any committee thereof duly authorized to act on behalf of such Board.

“Change of Control” shall mean the occurrence of any of the following after the original issuance of the Notes:

(i) the Company shall, directly or indirectly, in one or more related transactions:

(1) consolidate or merge with or into (whether or not the Company is the surviving corporation) any other person, or

(2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets to any other person, or

(3) allow any other person to make a purchase, tender or exchange offer that is accepted by the holders of more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the person or persons making or party to, or associated or affiliated with the persons making or party to, such purchase, tender or exchange offer), or

(4) consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off or scheme of arrangement) with any other person whereby such other person acquires more than 50% of the outstanding shares of voting stock of the Company (not including any shares of voting stock of the Company held by the other person or other persons making or party to, or associated or affiliated with the other persons making or party to, such stock or share purchase agreement or other business combination), or

(ii) any “person” or “group” (as these terms are used for purposes of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder) is or shall become the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 50% of the aggregate ordinary voting power represented by issued and outstanding voting stock of the Company, other than (i) any merger of the Company or any of its, direct or indirect, wholly-owned subsidiaries with or into any of the foregoing persons, (ii) any reorganization, recapitalization or reclassification of the shares of Common Stock in which holders of the Company’s voting power immediately prior to such reorganization, recapitalization or reclassification continue after such reorganization, recapitalization or reclassification to hold publicly traded securities and, directly or indirectly, are, in all material respects, the holders of the voting power of the surviving entity (or entities with the authority or voting power to elect the members of the board of directors (or their equivalent if other than a corporation) of such entity or entities) after such reorganization, recapitalization or reclassification, or (iii) pursuant to a migratory merger effected solely for the purpose of changing the jurisdiction of incorporation of the Company or any of its subsidiaries.

“Change of Control Repurchase Date” has the meaning specified in Section 6.03.

“Change of Control Repurchase Price” means an amount equal to the greater of (i) the product of (x) 110% and (y) the Redemption Amount, (ii) the product of (x) 110% and (y) the product of (A) the Redemption Amount and (B) the quotient determined by dividing (I) the greatest Closing Sale Price of the Common Stock during the period beginning on the date immediately preceding the earlier to occur of (1) the consummation of the Change of Control and (2) the public announcement of such Change of Control and ending on the Trading Day immediately prior to the Trading Day during which the Company pays the Change of Control Repurchase Price to the holders of the Notes by (II) the Conversion Price then in effect, or (iii) the product of (x) 110% and (y) the product of (A) the Redemption Amount and (B) the quotient of (I) the aggregate cash consideration and the aggregate cash value of any non-cash consideration per share of Common Stock to be paid to the holders of the shares of Common Stock upon consummation of such Change of Control (any such non-cash consideration constituting publicly-traded securities shall be valued at the highest of the Closing Sale Price of such securities as of the Trading Day immediately prior to the consummation of such Change of Control, the Closing Sale Price of such securities on the Trading Day immediately following the public announcement of such proposed Change of Control and the Closing Sale Price of such securities on the Trading Day immediately prior to the public announcement of such proposed Change of Control) and (II) the Conversion Price then in effect.

“Closing Sale Price” of any share of Common Stock or any other security on any Trading Day means the closing sale price of such security (or, if no closing sale price is reported, the average of the closing bid and ask prices or, if more than one in either case, the average of the average closing bid and the average closing ask prices) on such date as reported in composite transactions for the principal U.S. securities exchange (or if not so listed, on the principal regional securities exchange) on which the shares of Common Stock are traded or, if the shares of Common Stock are not listed on a U.S. national or regional securities exchange, as reported by OTC Markets Group Inc. (formerly Pink Sheets LLC) or its successor entity. In the absence of such a quotation, the Closing Sale Price shall be determined by an independent nationally recognized securities dealer retained by the Company and reasonably acceptable to the Trustee to make such determination. The Closing Sale Price shall be determined without reference to extended or after hours trading.

“Closing Date” means the date of this First Supplemental Indenture.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Stock” means the common stock of the Company, par value $0.0001 per share, as it exists on the date of this First Supplemental Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, ordinary shares or depositary shares or other common equity interests of such surviving corporation or its direct or indirect parent corporation, which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company, which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class distributed to holders of the Common Stock, the shares of each such class then so issuable on conversion of Notes shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company Repurchase Notice” has the meaning specified in Section 6.04.

“Conversion Date” has the meaning specified in Section 9.02.

“Conversion Notice” has the meaning specified in Section 9.02.

“Conversion Price” on any date of determination means $1,000 divided by the Conversion Rate as of such date.

“Conversion Rate” means the number of shares of Common Stock into which each $1,000 principal amount of Notes is convertible, which is initially 645.1613 shares, subject to adjustments as set forth herein.

“Corporate Trust Office” or other similar term, means the designated office of the Trustee at any particular time its corporate trust business as it relates to the Indenture shall be administered, which office is, at the date as of which this First Supplemental Indenture is dated, located at San Francisco, California (currently at One California Street, Suite 1000, San Francisco, CA 94111) or at any other time at such other address as the Trustee may designate from time to time by notice to the Company.

“Current Market Price” has the meaning specified in Section 9.07(g)(1).

“Determination Date” has the meaning specified in Section 9.07(k).

“Distributed Assets” has the meaning specified in Section 9.07(c).

“Dividend Shares” has the meaning specified in Section 3.02.

“DTC” has the meaning specified in Section 3.02.

“Equity Conditions” means that the Common Stock is then listed on a Trading Market (other than the OTC Bulletin Board) and no Event of Default is then occurring.

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Cap” has the meaning specified in Section 9.03.

“Expiration Time” has the meaning specified in Section 9.07(f).

“Fair Market Value” has the meaning specified in Section 9.07(g)(2).

“Global Notes” means all Notes that constitute Global Securities.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of: (i) borrowed money or (ii) bonds, notes, debentures or similar instruments of indebtedness. The amount of any Indebtedness outstanding as of any date shall be the accreted value thereof, in the case of any Indebtedness issued with original issue discount.

“Indenture” means, collectively, the Base Indenture and the First Supplemental Indenture as the same may be amended or supplemented from time to time pursuant to the terms of the First Supplemental Indenture and the Base Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.

“Interest Make-Whole Amount” means, in the event of a conversion of the Notes in accordance with Article IX, (i) the amount equal to the accrued but unpaid interest on the Notes through the Conversion Date, plus (ii) an amount equal to the interest that would have accrued under the Notes at the applicable interest rate for the period from the Conversion Date through, but not including, the Maturity Date, up to (with respect to clause (ii)) a maximum of $240.00 per $1,000 principal amount of Notes.

“Interest Make-Whole Shares” has the meaning specified in Section 9.02.

“Interest Payment Date” means June 15 and December 15 of each year, commencing December 15, 2013.

“Issue Date” of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

“Maturity Date” means June 15, 2018.

“Noteholder” or “Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Notes” means any Notes issued, authenticated and delivered under the Indenture, including any Global Notes.

“Prospectus Supplement” means the prospectus supplement, dated June 20, 2013, relating to the Notes, as filed by the Company with the SEC pursuant to Rule 424(b) of the Securities Act.

“Purchased Shares” has the meaning specified in Section 9.07(f)(1).

“Record Date” means, with respect to each Interest Payment Date, the May 31 and November 30, as the case may be, next preceding such Interest Payment Date. The “record date,” with respect to the Conversion Rate adjustment as provided in Section 9.07, has the meaning specified in Section 9.07(f).

“Redemption Amount” means, as to any Note being redeemed under Article VI hereof, the sum of (x) the entire principal amount of such Note or, if the Holder elects a redemption under Section 6.01, the portion of the principal that Holder has elected to require the Company to repurchase, plus (y) all accrued and unpaid interest under the Note with respect to such principal being redeemed to, but excluding, the Change of Control Repurchase Date.

“Reference Period” has the meaning specified in Section 9.07(c).

“Repurchase Notice” has the meaning specified in Section 6.01(b).

“Service Agent” means the Person authorized to perform the obligations expressly designated to the Trustee hereunder.

“Spin-off” has the meaning specified in Section 9.07(c).

“Spin-off Valuation Period” has the meaning specified in Section 9.07(c).

“Successor Entity” means the Person formed by, resulting from or surviving any Change of Control or the Person with which such Change of Control shall have been entered into.

“Trading Day” means any day on which the Common Stock is traded on the Nasdaq Global Market, or, if the Nasdaq Global Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock is then traded; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade on such exchange or market for less than 4.5 hours or any day on which the Common Stock is suspended from trading during the final hour on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTC Bulletin Board (or any successors to any of the foregoing).

“Trigger Event” has the meaning specified in Section 9.07(d).

“VWAP” means the dollar volume-weighted average price for the Common Stock on the Nasdsaq Global Market (or a successor market) during the period beginning at 9:30:01 a.m., New York time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York time (or such other time as the Trading Market publicly announces is the official close of trading), as reported by Bloomberg, L.P. through its “Volume at Price” function or, if the foregoing does not apply, the dollar volume-weighted average price of such security in the over-the-counter market on the electronic bulletin board for such security during the period beginning at 9:30:01 a.m., New York time (or such other time as the Trading Market publicly announces is the official open of trading), and ending at 4:00:00 p.m., New York City Time (or such other time as the Trading Market publicly announces is the official close of trading), as reported by Bloomberg, L.P., or, if no dollar volume-weighted average price is reported for such security by Bloomberg, L.P. for such hours, the average of the highest closing bid price and the lowest closing ask price of any of the market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the VWAP cannot be calculated for the Common Stock on a particular date on any of the foregoing bases, the VWAP of the Common Stock shall be the fair market value of the Common Stock on such date as determined by our Board of Directors in good faith.

Section 1.02 Other Definitions.

Term	Defined in Section
“Agent Members”	3.04(g)
“Bankruptcy Law”	5.01
“Base Indenture”	Recitals
“Conversion Agent”	3.07
“Custodian”	5.01
“First Supplemental Indenture”	Preamble
“Indenture”	Recitals
“Trustee”	Preamble

ARTICLE II

FORM OF NOTE

Section 2.01 Form of Face of Note. [If a Global Note, insert legend required by Section 2.03 of this First Supplemental Indenture].

FuelCell Energy, Inc.

8% Senior Convertible Notes due 2018

No. A1	CUSIP: 35952HAA4

FuelCell Energy, Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of Thirty Eight Million Dollars ($38,000,000.00) on June 15, 2018.

Issue Date: June 25, 2013.

Interest Payment Dates: June 15 and December 15.

Record Dates: May 31 and November 30.

Reference is made to the further provisions of this Note set forth on the reverse hereof, including, without limitation, provisions giving the Holder of this Note the right to convert this Note into Common Stock, on the terms and subject to the limitations referred to on the reverse hereof and as more fully specified in the Indenture. Such further provisions shall for all purposes have the same effect as though fully set forth at this place.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

SIGNATURE PAGE FOLLOWS

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

FUELCELL ENERGY, INC.

By:
Name:
Title:

By:
Name:
Title:

Trustee’s Certificate of Authentication:

This is one of the Notes referred to in the within-mentioned Indenture.

U.S. Bank National Association, as Trustee

By:
Dated:		Authorized Signatory:

Section 2.02 Form of Reverse of Note.

FuelCell Energy, Inc.

8% Senior Convertible Notes due 2018

1. Interest

FuelCell Energy, Inc., a Delaware corporation (such corporation, and its successors and assigns under the Indenture hereinafter referred to, being herein called the “Company”), promises to pay interest on the principal amount of this Note at the rate per annum shown above. The Company will pay interest semiannually on June 15 and December 15 of each year commencing on December 15, 2013. Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the Issue Date. Interest will be computed on the basis of a 360-day year of twelve 30-day months. If a payment date is not a Business Day, payment will be made on the next succeeding Business Day, and no additional interest will accrue in respect of such payment by virtue of the payment being made on such later date.

2. Method of Payment

The Company will pay interest on the Notes (except defaulted interest) to the Persons who are registered holders of Notes at the close of business on the May 31 and November 30 next preceding the interest payment date even if Notes are canceled after the record date and on or before the interest payment date, except as otherwise provided in the Indenture. Holders must surrender Notes to a Paying Agent to collect principal payments. The Company will pay principal in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. The Company shall pay interest through the delivery of shares of Common Stock, provided that the Equity Conditions are then satisfied and subject to the Exchange Cap limitation in Section 9.03, or, at the Company’s option, in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. In the case of any payment of interest in shares of Common Stock, the number of shares issuable will be based upon a price equal to a 7.5% discount to the arithmetic average of the daily VWAP for Common Stock for the ten Trading Days prior to the applicable Interest Payment Date. On or before the third (3rd) Trading Day following the applicable Interest Payment Date, the Company shall (X) provided that the Company’s Transfer Agent is participating in The Depository Trust Company Fast Automated Securities Transfer Program, credit the number of shares of Common Stock payable as an interest payment to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Company’s Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to each holder, a certificate, registered in our share register in the name of such holder or its designee, for the number of shares of Common Stock to which such Holder is entitled pursuant to such exercise. On or before then eleventh (11th) Trading Day before the applicable Interest Payment Date, the Company shall notify the Holder of whether it will make such interest payment in shares of Common Stock or in cash; provided that, if no such notice is given, the Company shall be deemed to have notified the Holder that it will pay interest in shares of Common Stock.

The Company shall pay any interest payable in cash (i) on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee (as defined below) and (iii) on any Notes in certificated form having a principal amount of $2,000,000 or more, by check or otherwise by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the Trustee at least five Business Days prior to the relevant interest payment date, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be an office or agency of the Trustee.

3. Paying Agent, Registrar, Service Agent and Conversion Agent

Initially, U.S. Bank National Association (the “Trustee”), will act as Paying Agent, Registrar, Service Agent and Conversion Agent. The Company may appoint and change any Paying Agent, Registrar or co-registrar, Service Agent or Conversion Agent without notice. The Company or any of its domestically incorporated Subsidiaries may act as Paying Agent, Registrar or co-registrar, Service Agent or Conversion Agent.

4. Indenture

The Company issued the Notes under an Indenture dated as of June 25, 2013 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated as of June 25, 2013 (the “First Supplemental Indenture” and together with the Base Indenture the “Indenture”), between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Notes are subject to all such terms, and Noteholders are referred to the Indenture and the TIA for a statement of those terms.

The Notes are senior unsecured obligations of the Company, and rank equal in right of payment with all future senior unsecured indebtedness. This Note is one of the Notes referred to in the Indenture issued in an aggregate principal amount of $38,000,000.

5. Sinking Fund

The Notes are not subject to any sinking fund.

6. Repurchase of Notes at the Option of Noteholders

If a Change of Control occurs at any time prior to maturity of the Notes, and the Successor Entity (if different than the Company) assumes in writing all of the obligations under the Notes and this Indenture in accordance with Article VII of the Indenture, this Note will be subject to a repurchase, at the option of the Holder, on a Change of Control Repurchase Date, specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after notice thereof, at an amount equal to the Change of Control Repurchase Price; provided, however, that if such Change of Control Repurchase Date falls after a record date and on or prior the corresponding interest payment date, the accrued and unpaid interest shall be payable to the Holder of record of this Note on the preceding May 31 and November 30, as the case may be. The Notes submitted for repurchase must be $1,000 in principal amount or whole multiples thereof. The Company shall deliver to all holders of record of the Notes a notice of the occurrence of a Change of Control and of the repurchase right arising as a result thereof on or before the fifth calendar day after the occurrence of such Change of Control. For Notes to be so repurchased at the option of the Holder, the Holder must deliver to the Paying Agent in accordance with the terms of the Indenture, the Repurchase Notice containing the information specified by the Indenture, together with such Notes, duly endorsed for transfer, or (if the Notes are Global Notes) book-entry transfer of the Notes, prior to 5:00 p.m., New York City time, on the Change of Control Repurchase Date. The repurchase price must be paid in cash.

Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date, as provided in the Indenture.

If cash sufficient to pay the repurchase price on all Notes or portions thereof to be repurchased as of the Change of Control Repurchase Date is deposited with the Paying Agent, on the Business Day immediately following the Change of Control Repurchase Date, then such Notes will cease to be outstanding and interest will cease to accrue, and the Holder thereof shall have no other rights as such other than the right to receive the repurchase price upon delivery or book-entry transfer of such Notes.

7. Mandatory Repurchase of Notes

If a Change of Control occurs at any time prior to maturity of the Notes, and the Successor Entity does not assume in writing all of the obligations under the Notes and the Indenture in accordance with Article VII of the Indenture, the Company shall repurchase, and the Holder shall sell, all of the Note on a Change of Control Repurchase Date, specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after notice thereof, at an amount equal to the Change of Control Repurchase Price; provided, however, that if such Change of Control Repurchase Date falls after a record date and on or prior the corresponding interest payment date, the accrued and unpaid interest shall be payable to the Holder of record of this Note on the preceding May 31 and November 30, as the case may be. The repurchase price must be paid in cash.

If cash sufficient to pay the repurchase price of the Notes to be repurchased as of the Change of Control Repurchase Date is deposited with the Paying Agent, on the Business Day immediately following the Change of Control Repurchase Date, then such Notes will cease to be outstanding and interest will cease to accrue, and the Holder thereof shall have no other rights as such other than the right to receive the repurchase price upon delivery or book-entry transfer of such Notes.

8. Conversion

In compliance with the provisions of the Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date of this Note, the Holder hereof has the right, at its option, to convert each $1,000 principal amount of this Note into Common Stock based on a Conversion Rate of 645.1613 shares of Common Stock per $1,000 principal amount of Notes (a Conversion Price of approximately $1.55 per share), as the same may be adjusted pursuant to the terms of the Indenture and subject to the provisions of the Exchange Cap in Section 9.03 of the First Supplemental Indenture, as such shares shall be constituted at the date of conversion, upon surrender of this Note (if in certificated form) with the form entitled “Conversion Notice” on the reverse hereof duly completed and manually signed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture, or at the option of such Holder, the Corporate Trust Office, together with any funds required pursuant to the terms of the Indenture, and, unless any shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the Holder or by such Holder’s duly authorized attorney. In order to exercise the conversion right with respect to any interest in a Global Note, the Holder must complete the appropriate instruction form pursuant to the Depositary’s book-entry conversion program, deliver by book-entry delivery an interest in such Global Note, furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or Conversion Agent, and pay the funds, if any, required pursuant to the terms of the Indenture. As specified in the Indenture, upon conversion, the Company will issue shares of Common Stock based on the Conversion Rate, as adjusted as specified in the Indenture, or cash in the event the provisions of Section 9.03 of the First Supplemental Indenture are applicable.

If a Holder surrenders Notes for conversion, such Holder will be entitled to receive upon conversion of such Holder’s Notes into shares of Common Stock, in addition to the Shares of Common Stock, a payment, in the Company’s option, either in cash or in shares of Common Stock in an amount equal to the Interest Make-Whole Amount. In the case of a payment of the Interest Make-Whole Amount through delivery of shares of Common Stock, the number of shares issuable will be based upon a price equal to a 7.5% discount to the arithmetic average of the daily VWAP for Common Stock for the ten Trading Days prior to the Conversion Date.

No fractional shares will be issued upon any conversion of Notes, but rather the number of shares of Common Stock to be issued shall be rounded up to the nearest whole number.

A Note in respect of which a Holder is exercising its right to require repurchase may be converted only if such Holder validly withdraws its election to exercise such right to require repurchase in accordance with the terms of the Indenture.

9. Limitations on Beneficial Ownership

Notwithstanding the foregoing, no Holder shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of 4.99% or more of the shares of Common Stock outstanding at such time. This limitation on beneficial ownership shall be terminated (i) upon 61 days’ notice to the Company by any Holder, solely with respect to the Notes beneficially owned by such Holder, (ii) immediately upon delivery by the Company of notice of a Change of Control or (iii) on June 15, 2018. Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder becoming the beneficial owner of 4.99% or more of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares of Common Stock as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in such limitation being triggered.

10. Limitations on Issuance due to Market Regulation

Notwithstanding the foregoing, the Company shall not be obligated to issue shares of Common Stock upon conversion of the Notes or otherwise, and shall not be entitled to issue shares of Common Stock as payment of the Interest Make-Whole Amount or as payment of interest on the Notes or otherwise hereunder, to the extent (and only to the extent) the issuance of such shares of Common Stock would exceed the Exchange Cap. The Exchange Cap limitation shall not apply in the event that the Company obtains Stockholder Approval for issuances of shares of Common Stock in excess of such amount and satisfies the requirements of Nasdaq Rule 5635(d). In the event that a Holder seeks to convert such Holder’s Notes into shares of Common Stock in excess of the Exchange Cap, the Company will notify such Holder within three Business Days that the Exchange Cap has been exceeded and that the Company will instead settle such amount in excess of the Exchange Cap in cash and not in shares of Common Stock. The Holder will then have three Business Days to elect to proceed with a cash settlement or withdraw such Holder’s conversion notice. If the Holder has not withdrawn such Holder’s notice by the close of business on the third Business Day after the date the Company gives notice of its intention to settle such portion of the Note in cash, then the Company will, by wire transfer of U.S. dollars in immediately available funds to the account designated by the Holder, pay cash to the Holder in an amount equal to the product of (x) the number of shares of Common Stock which would have been issuable upon conversion but cannot be issued as a result of the Exchange Cap and (y) the arithmetic average of the daily VWAP for Common Stock for the five consecutive Trading Days ending on and included the Trading Day immediately prior to the Conversion Date.

11. Denominations, Transfer, Exchange

The Notes are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Noteholder may transfer or exchange Notes in accordance with the Indenture. Upon any transfer or exchange, the Registrar or the Company may require a Noteholder, among other things, to furnish appropriate endorsements or a written instrument or instruments of transfer in form satisfactory to the Company. Neither the Company, the Trustee nor the Registrar shall be required to exchange, issue or register a transfer of (a) any Notes for a period of 15 calendar days next preceding the date of mailing of a notice of redemption of Notes selected for redemption, (b) any Notes or portions thereof surrendered for conversion pursuant to Article IX of the First Supplemental Indenture, or (c) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 6.05 of the First Supplemental Indenture.

12. Persons Deemed Owners

The registered Holder of this Note may be treated as the owner of it for all purposes.

13. Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors.

14. Amendment, Waiver

Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Notes may be amended without prior notice to any Holder but with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes and (ii) any default or noncompliance with any provision may be waived with the written consent or affirmative vote of the holders of at least a majority in principal amount of the outstanding Notes. Without the consent of any Holder, the Company and the Trustee may amend the Indenture or the Notes (i) to provide for conversion rights of Holders and the Company’s repurchase obligations in connection with a Change of Control in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety (solely to the extent not adverse to the Holders); (ii) to secure the Notes; (iii) to comply with Article VII of the First Supplemental Indenture; (iv) to surrender any right or power conferred upon the Company in the Indenture; (v) to add to the covenants of the Company for the benefit of the Holders; (vi) to cure any ambiguity or correct or supplement any inconsistent or defective provision contained in the Indenture; provided, however, that such modification or amendment does not adversely affect the interests of the Holders in any material respect, provided, further, that any amendment made solely to conform the provisions of the Indenture or the Notes to the description of the Notes contained in the Prospectus Supplement shall not be deemed to adversely affect the interests of the Holders; (vii) to make any provision with respect to matters or questions arising under the Base Indenture, the First Supplemental Indenture or the Notes that the Company may deem necessary or desirable and that shall not be inconsistent with the Base Indenture or the First Supplemental Indenture or the Notes, provided, however, that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Holders in any material respect; (viii) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (ix) to add guarantees of the obligations under the Notes; and (x) to evidence and provide for the acceptance of appointment by a successor Trustee with respect to the Notes.

15. Defaults and Remedies

If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company) and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company occurs, all unpaid principal and accrued and unpaid interest on the outstanding Notes shall become due and immediately payable without any declaration or other act on the part of the Trustee or any Holder. Under certain circumstances, the Holders of a majority in aggregate principal amount of the outstanding Notes may rescind and annul any such acceleration with respect to the Notes and its consequences.

If an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Subject to certain exceptions, no Holder may pursue any remedy with respect to the Indenture or the Notes unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) holders of at least 25% in principal amount of the outstanding Notes have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of indemnity and (v) the holders of a majority in principal amount of the outstanding Notes have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the holders of a majority in principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. Subject to the Indenture, the Trustee, however, may refuse to follow any direction if the Trustee, in good faith shall, by a Trust Officer of the Trustee, determine that the proceeding so directed would involve the Trustee in personal liability. The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by the Indenture at the request, order or direction of any Holder pursuant to the provision of the Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall impair, as among the Company and the Holder of the Notes, the obligation of the Company, which is absolute and unconditional, to pay the principal, redemption price, the repurchase price upon a Change of Control, interest or make-whole premium, if any with respect of the Note at the place, at the respective times, at the rate and in the coin or currency herein and in the Indenture prescribed.

16. Trustee Dealings with the Company

Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others

A director, officer, employee or stockholder, as such, of the Company shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Noteholder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Notes.

18. Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Note.

19. Abbreviations

Customary abbreviations may be used in the name of a Noteholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20. GOVERNING LAW

THIS NOTE SHALL BE DEEMED TO BE A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK, AND FOR ALL PURPOSES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF SUCH STATE INCLUDING, WITHOUT LIMITATION, SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

21. CUSIP Number

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused the CUSIP number to be printed on the Notes and has directed the Trustee to use the CUSIP number in notices of redemption as a convenience to Noteholders. No representation is made as to the accuracy of such number either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

The Company will furnish to any Holder upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

CONVERSION NOTICE

TO:	FUELCELL ENERGY, INC. (via e-mail to Michael Bishop (mbishop@fce.com) and Ross Levine, Esq. (rlevine@fce.com)) U.S. Bank National Association, as Trustee

The undersigned registered holder of this Note hereby irrevocably exercises the option to convert this Note, or the portion thereof (which is $1,000 or a multiple thereof) below designated, into shares of Common Stock of FuelCell Energy, Inc. in accordance with the terms of the Indenture referred to in this Note, and directs that the shares issuable and deliverable and the cash (if any), and any Notes representing any unconverted principal amount hereof, be issued and delivered to the registered holder hereof unless a different name has been indicated below. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. If shares or any portion of this Note not converted are to be issued in the name of a person other than the undersigned, the undersigned will provide the appropriate information below and pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Note.

Dated:

Signature(s)

Signature(s) must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

Signature Guarantee

Fill in the registration of Notes if to be delivered, and the person to whom any cash payment is to be made, if to be made, other than to and in the name of the registered holder:

Please print name and address

(Name)

(Street Address)

(City, State and Zip Code)

Principal amount to be converted
(if less than all): $_____________________

Social Security or Other Taxpayer:

Account Number: _____________________
(if electronic book entry transfer)

Transaction Code Number:

(if electronic book entry transfer)

NOTICE: The signature on this Conversion Notice must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

REPURCHASE NOTICE

TO:	FUELCELL ENERGY, INC. U.S. Bank National Association, as Trustee

The undersigned registered holder of this Note hereby irrevocably acknowledges receipt of a notice from FuelCell Energy, Inc. (the “Company”) regarding the right of holders to elect to require the Company to repurchase the Notes and requests and instructs the Company to repay the entire principal amount of this Note, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture at the Change of Control Repurchase Price. Capitalized terms used herein but not defined shall have the meanings ascribed to such terms in the Indenture. The Notes shall be repurchased by the Company as of the Change of Control Repurchase Date pursuant to the terms and conditions specified in the Indenture.

Dated:

Signature(s):

NOTICE: The above signatures of the holder(s) hereof must correspond with the name as written upon the face of the Notes in every particular without alteration or enlargement or any change whatever.

Notes Certificate Number (if applicable):

Principal amount to be repurchased (if less than all, must be $1,000 or whole multiples thereof):

Social Security or Other Taxpayer Identification Number:

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Note)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF INCREASES AND DECREASES IN GLOBAL NOTE

The following increases or decreases in this Global Note have been made:

Signature of
			Principal Amount of	authorized
	Amount of decrease		this Global Note	signatory of
	in Principal Amount	Amount of increase	following such	Trustee or
	of this Global	in Principal Amount	decrease or	Securities
Date	Note	of this Global Note	increase	Custodian

Section 2.03 Form of Legend for Global Note.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.

ARTICLE III

THE NOTES

Section 3.01 Designation and Amount of Notes. There is hereby authorized a series of senior convertible Notes designated as “8% Senior Convertible Notes due 2018”. The Notes will initially not exceed the aggregate principal amount of $38,000,000 (except pursuant to the Base Indenture).

Section 3.02 Maturity Date; Interest. The Notes shall be issuable in registered form without coupons in denominations of $1,000 principal amount and integral multiples thereof. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the form of Notes in Article II hereto. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

On the Maturity Date, each Holder shall be entitled to receive on such date $1,000 in cash for each $1,000 principal amount per Notes, together with accrued and unpaid interest to, but not including, the Maturity Date. With respect to Global Notes, principal shall be paid to the Depositary in immediately available funds, and interest shall be paid to the Depositary through the delivery of shares of Common Stock, provided that the Equity Conditions are then satisfied and subject to the Exchange Cap limitation in Section 9.03, or, at the Company’s option, in immediately available funds. With respect to any certificated Notes, principal and interest will be payable at the Company’s office or agency maintained for such purpose, which initially shall be the Corporate Trust Office of the Trustee.

In the case of any payment of interest in shares of Common Stock, the number of shares issuable (“Dividend Shares”) will be based upon a price equal to a 7.5% discount to the arithmetic average of the daily VWAP for Common Stock for the ten Trading Days prior to the applicable Interest Payment Date. On or before the third (3rd) Trading Day following the applicable Interest Payment Date, the Company shall (X) provided that the Company’s Transfer Agent is participating in The Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit the number of Dividend Shares to which each Holder is entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system, or (Y) if the Company’s Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and dispatch by overnight courier to each holder, a certificate, registered in our share register in the name of such holder or its designee, for the number of Dividend Shares to which such Holder is entitled pursuant to such exercise. Each Holder entitled to receive an interest payment in Dividend Shares on an Interest Payment Date shall be treated for all purposes as the holder of such shares of Common Stock on the applicable Interest Payment Date, irrespective of the date such Dividend Shares are credited to the Holder’s DTC account or the date of delivery of the certificates evidencing such Dividend Shares, as the case may be. No fractional shares of Common Stock are to be issued upon the issuance of Dividend Shares, but rather the number Dividend Shares to be issued shall be rounded up to the nearest whole number. The Company shall pay any and all taxes which may be payable with respect to the issuance and delivery of Dividend Shares. On or before then eleventh (11th) Trading Day before the applicable Interest Payment Date, the Company shall notify the Holders of whether it will make such interest payment in shares of Common Stock or in cash; provided that, if no such notice is given, the Company shall be deemed to have notified the Holders that it will pay interest in shares of Common Stock.

The Person in whose name any Note is registered on the Register at 5:00 p.m., New York City time, on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.

The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to pay the Dividend Shares hereunder.

The Company shall pay interest payable in cash (i) on any Global Notes by wire transfer of immediately available funds to the account of the Depositary or its nominee, (ii) on any Notes in certificated form having a principal amount of less than $2,000,000, by check mailed to the address of the Person entitled thereto as it appears in the Register, provided, however, that at maturity interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially be the Corporate Trust Office of the Trustee and (iii) on any Notes in certificated form having a principal amount of $2,000,000 or more, by wire transfer in immediately available funds at the election of the Holder of such Notes duly delivered to the trustee at least five Business Days prior to the relevant Interest Payment Date or by check if no such election is made, provided, however, that on the Maturity Date, interest will be payable at the office of the Company maintained by the Company for such purposes, which shall initially the Corporate Trust Office of the Trustee. If a payment date is not a Business Day, payment shall be made on the next succeeding Business Day, and no additional interest shall accrue thereon.

Any interest on any Notes which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall be subject to Section 3.06.

Section 3.03 Exchange and Registration on Transfer. In addition to Section 2.7 of the Base Indenture (other than transfers of Global Securities in accordance with Section 2.8 of the Base Indenture which shall not apply for purposes of this First Supplemental Indenture and the Notes), (a) all Notes presented or surrendered for repurchase or conversion shall (if so required by the Company or the Registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company, and the Notes shall be duly executed by the Holder thereof or his attorney duly authorized in writing and (b) neither the Company nor the Trustee nor any Registrar shall be required to exchange, issue or register transfer of (1) any Notes or portions thereof surrendered for conversion pursuant to Article IX of this First Supplemental Indenture, which may not be withdrawn or (2) any Notes or portions thereof tendered for repurchase (and not withdrawn) pursuant to Section 6.01 of this First Supplemental Indenture.

Section 3.04 Global Notes.

(a) Each Global Note authenticated under this First Supplemental Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefore, and each such Global Note shall constitute a single Note for purposes of this First Supplemental Indenture.

(b) Notwithstanding any other provisions of this First Supplemental Indenture, the Base Indenture or the Notes, no Global Notes may be exchanged in whole or in part for Notes registered, and no transfer of a Global Note in whole or in part may be registered, in the name of any Person other than the Depositary or a nominee thereof unless (A) the Depositary (x) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Note or (y) has ceased to be a clearing agency registered under the Exchange Act, and a successor depositary has not been appointed by the Company within 90 calendar days, or (B) the Company, in its sole discretion, notifies the Trustee in writing that it no longer wishes to have all the Notes represented by Global Notes. Any Global Notes exchanged pursuant to this Section 3.04(b) shall be so exchanged in whole and not in part.

(c) In addition, certificated Notes will be issued in exchange for beneficial interests in a Global Note upon request by or on behalf of the Depositary in accordance with customary procedures following the request of a beneficial owner seeking to enforce its rights under the Notes or this Indenture, including its rights following the occurrence of an Event of Default.

(d) Notes issued in exchange for a Global Note or any portion thereof pursuant to clause (b) or (c) above shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Note or portion thereof to be so exchanged, and shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the legend set forth in Section 2.03 hereto. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(e) Subject to the provisions of Section 3.04(g) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this First Supplemental Indenture or the Notes.

(f) In the event of the occurrence of any of the events specified in Section 3.05(b) above or upon any request described in Section 3.04(c) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Notes in definitive, fully registered form, without interest coupons.

(g) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this First Supplemental Indenture or the Base Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

(h) At such time as all interests in a Global Note have been redeemed, repurchased, converted, cancelled or exchanged for Notes in certificated form, such Global Note shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the custodian for the Global Note, subject to Section 2.13 of the Base Indenture. At any time prior to such cancellation, if any interest in a Global Note is redeemed, repurchased, converted, canceled or exchanged for Notes in certificated form, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the custodian for the Global Note, be appropriately reduced, and an endorsement shall be made on such Global Note, by the Trustee or the custodian for the Global Note, at the direction of the Trustee, to reflect such reduction.

Section 3.05 Reserved.

Section 3.06 Defaulted Interest. Notwithstanding Section 2.15 of the Base Indenture, if the Company defaults on a payment of interest on the Notes, the Company shall pay the defaulted interest (plus interest on such defaulted interest at the rate of 4% per annum above the then applicable interest rate from the required payment date to the extent lawful) in any lawful manner. The Company may pay the defaulted interest to the Persons who are Noteholders on a subsequent special record date. The Company shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly deliver or cause to be delivered to each Noteholder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 3.07 Registrar, Paying Agent, Conversion Agent and Trustee.

In addition to Section 2.4 of the Base Indenture, the Company shall maintain an office or agency where Notes may be presented for conversion (the “Conversion Agent”). The Company hereby initially designates the Trustee as the Conversion Agent. The Company further designates the Corporate Trust Office of the Trustee as its office where Notes may be surrendered for conversion.

The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all purposes; provided, however, that until all of the Notes have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and premium, if any, and interest on the Notes have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 4.03 hereof, the Company shall maintain an office or agency where Notes may be surrendered for conversion. The Company shall give prompt written notice to the Trustee, and notice to the Holders, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

The Company may also from time to time designate on or more Conversion Agents and from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of such Conversion Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee under the Base Indenture and this First Supplemental Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Conversion Agent or other Agent acting hereunder.

ARTICLE IV

DISCHARGE OF INDENTURE

Notwithstanding Article VIII of the Base Indenture, the following Article IV (and not Article VIII of the Base Indenture) shall apply for purposes of this First Supplemental Indenture and the Notes.

Section 4.01 Discharge of Liability on Notes. (a) When (i) the Company delivers to the Trustee all outstanding Notes (other than Notes replaced pursuant to Section 2.9 of the Base Indenture) for cancellation or (ii) all outstanding Notes have become due and payable, whether at maturity or as a result of the delivery of a notice of redemption or upon a repurchase pursuant to Article VI hereof, and the Company irrevocably deposits with the Trustee money sufficient to pay at maturity or upon redemption or repurchase all outstanding Notes, including interest thereon to maturity or such redemption or repurchase date (other than Notes replaced pursuant to Section 2.9 of the Base Indenture), and any shares of Common Stock or other property due in respect of converted Notes, and if in each such case the Company pays all other sums payable hereunder by the Company, then this First Supplemental Indenture shall, subject to Section 4.01(b), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company.

(b) Notwithstanding clause (a) above, the Company’s obligations in Sections 2.7, 2.8, 2.9 and 8.2 of the Base Indenture, in Sections 3.03 and 3.07 hereof and in this Article IV shall survive until the Notes have been paid in full. Thereafter, the Company’s obligations in Section 7.8 of the Base Indenture and Sections 4.03 and 4.04 hereof shall survive.

Section 4.02 Application of Trust Money. The Trustee shall hold in trust money and any shares of Common Stock or other property due in respect of converted Notes deposited with it pursuant to this Article IV. It shall apply the deposited money through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes or, in the case of any shares of Common Stock or other property due in respect of converted Notes, in accordance with this Indenture in relation to the conversion of Notes pursuant to the terms hereof.

Section 4.03 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company upon request any excess money or securities held by them at any time.

Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or interest and any shares of Common Stock or other property due in respect of converted Notes that remains unclaimed for two years, and, thereafter, Noteholders entitled to the money and/or securities must look to the Company for payment as general creditors.

Section 4.04 Reinstatement. If the Trustee or Paying Agent is unable to apply any money or to deliver any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article IV by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company’s obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article IV until such time as the Trustee or Paying Agent is permitted to apply all such money and any shares of Common Stock or other property due in respect of converted Notes in accordance with this Article IV; provided, however, that, if the Company has made any payment of interest on or principal of any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Noteholders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.

Section 4.05 Defeasance. Sections 8.3 and 8.4 of the Base Indenture shall not apply to the Notes authorized and designated under this First Supplemental Indenture.

ARTICLE V

REMEDIES

Section 5.01 Events of Default.

Notwithstanding Section 6.1 of the Base Indenture, the following Section 5.01 shall apply (and Section 6.1 of the Base Indenture shall not apply) for purposes of this First Supplemental Indenture and the Notes.

An “Event of Default” shall occur when any of the following occurs (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article VII hereof or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Company shall fail to pay any interest on the Notes when due and such failure continues for a period of 30 calendar days; or

(b) the Company shall fail to pay the principal of the Notes when due at maturity, or the Company shall fail to pay the redemption price, repurchase price upon a Change of Control, or any make-whole payment payable in cash, in respect of any Notes when due; or

(c) the Company shall fail to deliver shares of Common Stock (including any additional shares payable as a result of a make-whole payment) upon the conversion of any Notes and such failure continues for five calendar days following the scheduled settlement date for such conversion; or

(d) the Company shall fail to provide the notice required in Section 6.04(b) of an effective date of a Change of Control for a period of five Business Days after such notice was required to be delivered; or

(e) the Company fails to perform or observe any other term, covenant or agreement contained in the Notes, this First Supplemental Indenture or the Base Indenture and the failure continues for a period of 60 calendar days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes; or

(f) the Company fails to pay when due (whether at stated maturity or otherwise), or a default occurs that results in the acceleration of maturity of, any Indebtedness for borrowed money in excess of $25,000,000 of the Company or any Significant Subsidiary of the Company, unless such Indebtedness is discharged or such acceleration is rescinded, stayed or annulled, within a period of 30 calendar days after written notice of such failure or default to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Notes; or

(g) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

(1) commences a voluntary case;

(2) consents to the entry of an order for relief against it in an involuntary case;

(3) consents to the appointment of a Custodian of it or for any substantial part of its property;

(4) makes a general assignment for the benefit of its creditors; or

(5) takes any comparable action under any foreign laws relating to insolvency; or

(h) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

(1) is for relief against the Company or any Significant Subsidiary in an involuntary case;

(2) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

(3) orders the winding up or liquidation of the Company or any Significant Subsidiary; or any similar relief is granted under any foreign laws and, in each case, the order or decree remains unstayed and in effect for 60 days.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Custodian” means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

Section 5.02 Acceleration of Maturity; Rescission and Annulment. Notwithstanding Section 6.2 of the Base Indenture, this Section 5.02 (and not Section 6.2 of the Base Indenture) shall apply for purposes of this First Supplemental Indenture and the Notes.

If an Event of Default with respect to outstanding Notes (other than an Event of Default specified in Section 5.01(g) or 5.01(h) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Notes, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Notes plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 5.01(g) or 5.01(h) hereof occurs, all unpaid principal of and accrued and unpaid interest on the outstanding Notes shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the outstanding Notes by written notice to the Trustee may rescind and annul an acceleration and its consequences if:

(1) the Company has paid (or deposited with the Trustee a sum sufficient to pay) (i) all overdue interest on all Notes; (ii) the principal amount of any Notes that has become due otherwise than by such declaration of acceleration; (iii) to the extent that payment of such interest is lawful, interest upon overdue interest; and (iv) all sums paid or advanced by the Trustee under the Indenture and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel; and

(2) all Events of Default, other than the nonpayment of principal or interest on the Notes which has become due solely because of the acceleration, have been remedied, cured or waived,

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 5.01(f) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 5.01(f) hereof, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 5.03 Waiver of Past Defaults. Notwithstanding Section 6.4 of the Base Indenture, this Section 5.03 (and not 6.4 of the Base Indenture) shall apply for purposes of this First Supplemental Indenture and the Notes. The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the outstanding Notes or (b) by the adoption of a resolution, at a meeting of Holders of the outstanding Notes at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Notes, may, on behalf of the Holders of all of the Notes, waive an existing Default or Event of Default, except a Default or Event of Default:

(1) in the payment of the principal of or interest or other amount on any Note when due;

(2) in respect of the right to convert any Note (and receive an Interest Make-Whole Amount payment, if any, upon a conversion of Notes) in accordance with Article IX;

(3) in the payment of the redemption price on the redemption date, or the repurchase price on the Change of Control Repurchase Date in connection with the repurchase rights under Sections 6.01 and 6.02; or

(4) in respect of a covenant or provision hereof which, under Section 8.02 hereof, cannot be modified or amended without the consent of the Holder of each outstanding Note affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.04 Limitation on Suits. Notwithstanding Section 6.6 of the Base Indenture, this Section 5.04 (and not Section 6.6 of the Base Indenture) shall apply for purposes of this First Supplemental Indenture and the Notes.

Except to enforce the right to receive payment of principal or interest (including any Interest Make-Whole Amount payments) when due, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(a) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

(b) the Holders of at least 25% in principal amount of the Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer to the Trustee security or indemnity reasonably satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(e) the Holders of a majority in principal amount of the Notes do not give the Trustee a direction inconsistent with the request during such 60-day period.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

Section 5.05 Unconditional Rights of Holders to Receive Payment and to Convert. In addition to the other rights and remedies set forth in this Article V and in Article VI of the Base Indenture (to the extent applicable to the Notes), notwithstanding any other provision in this First Supplemental Indenture, the Holder of any Note shall have the right, which is absolute and unconditional and shall not be impaired or affected without the consent of such Holder, to receive payment of the principal amount, redemption price, repurchase price upon a Change of Control, interest or make-whole premium, if any, in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes and this First Supplemental Indenture, and to convert such Note in accordance with Article IX hereof, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article IX hereof.

ARTICLE VI

REDEMPTION AND REPURCHASE OF NOTES

Notwithstanding Article III of the Base Indenture, the following Article VI (and not Article III of the Base Indenture) shall apply for purposes of this First Supplemental Indenture and the Notes.

Section 6.01 Repurchase at Option of Holders Upon a Change of Control.

(a) If there shall occur a Change of Control at any time prior to the Maturity Date of the Notes, and the Successor Entity (if different than the Company) assumes in writing all of the obligations under the Notes and this Indenture in accordance with Article VII of this Indenture, then each Holder shall have the right, at such Holder’s option, to require the Company to repurchase all of such Holder’s Notes, or any portion thereof that is a multiple of $1,000 principal amount, on the Change of Control Repurchase Date.

(b) For Notes to be repurchased at the option of the Holder, the Holder must deliver to the Paying Agent, prior to 5:00 p.m., New York City time, on the Change of Control Repurchase Date, (i) a written notice of repurchase (the “Repurchase Notice”) in the form set forth on the reverse of the Notes duly completed (if the Notes are certificated) or stating the following (if the Notes are represented by a Global Note): (A) the certificate number of the Notes which the Holder will deliver to be repurchased or compliance with the appropriate Depositary procedures, (B) the portion of the principal amount of the Notes which the Holder will deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000 and (C) that such Notes shall be repurchased by the Company pursuant to the terms and conditions specified in the Notes and in this Indenture, together with (ii) such Notes duly endorsed for transfer (if the Notes are certificated) or book-entry transfer of such Notes (if such Notes are represented by a Global Note). The delivery of such Notes to the Paying Agent with, or at any time after delivery of, the Repurchase Notice (together with all necessary endorsements) at the office of the Paying Agent shall be a condition to the receipt by the Holder of the repurchase price therefor; provided, however, that such repurchase price shall be so paid pursuant to this Article VI only if the Notes so delivered to the Paying Agent shall conform in all respects to the description thereof in the Repurchase Notice. All questions as to the validity, eligibility (including time of receipt) and acceptance of any Notes for repurchase shall be determined by the Company, whose determination shall be final and binding absent manifest error.

(c) The Company shall repurchase from the Holder thereof, pursuant to this Article VI, a portion of a Note, if the principal amount of such portion is $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Note also apply to the repurchase of such portion of such Note.

(d) The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

Section 6.02 Mandatory Repurchase Upon a Change of Control. If there shall occur a Change of Control at any time prior to the Maturity Date of the Notes, and the Successor Entity (if different than the Company) does not assume in writing all of the obligations under the Notes and this Indenture in accordance with Article VII of this Indenture, then the Company shall repurchase, and the Holders shall sell, all of the Notes. In the event that the Company is required to repurchase the Notes pursuant to this Section 6.02, the Holder shall retain the right to convert the Notes in accordance with Article IX hereof prior to the Change of Control Repurchase Date.

Section 6.03 Repurchase of Notes.

(a) If the event of any repurchase of Notes pursuant to Section 6.01 or Section 6.02, the Company shall repurchase the applicable Notes, or portions thereof, on a date (the “Change of Control Repurchase Date”) specified by the Company, that is not less than 20 Business Days nor more than 35 Business Days after the date of the Company Repurchase Notice related to such Change of Control at a cash repurchase price equal to the Change of Control Repurchase Price; provided, however, that if such Change of Control Repurchase Date falls after a record date and on or prior the corresponding interest payment date, the accrued and unpaid interest shall be payable to the Holder of record of this Note on the preceding May 31 and November 30, as the case may be. The Notes submitted for repurchase must be $1,000 in principal amount or whole multiples thereof.

(b) On or before the fifth calendar day after the occurrence of a Change of Control, the Company shall deliver or cause to be delivered to all holders of record of the Notes on the date of the Change of Control at their addresses shown in the Register a Company Repurchase Notice as set forth in Section 6.04 with respect to such Change of Control. The Company shall also deliver a copy of the Company Repurchase Notice to the Trustee and the Paying Agent at such time as it is delivered to holders of Notes. Concurrently with the delivery of such Company Repurchase Notice, the Company shall issue a press release announcing such Change of Control referred to in the Company Repurchase Notice, the form and content of which press release shall be determined by the Company in its sole discretion. No failure of the Company to give the foregoing notices and press release and no defect therein shall limit the repurchase rights of holders of Notes or affect the validity of the proceedings for the repurchase of the Notes pursuant to this Section 6.03.

Any repurchase by the Company contemplated pursuant to the provisions of this Section 6.03 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change of Control Repurchase Date and the time of the book-entry transfer or delivery of the Notes.

Section 6.04 Company Repurchase Notice. In connection with any repurchase of Notes under this Article VI, the Company shall on or before the fifth calendar day after the occurrence of such Change of Control give notice to holders (with a copy to the Trustee) setting forth information specified in this Section 6.04 (in either case, the “Company Repurchase Notice”).

Each Company Repurchase Notice shall:

(a) state the repurchase price and the Change of Control Repurchase Date to which the Company Repurchase Notice relates;

(b) state the circumstances constituting the Change of Control;

(c) state that the repurchase price will be paid in cash;

(d) state whether the Successor Entity has assumed in writing all of the obligations under the Notes and this Indenture in accordance with Section 7.01 of this Indenture;

(e) if the Successor Entity has not so assumed all of the obligations, state that holders must exercise their right to elect repurchase prior to 5:00 p.m., New York City time, on the Change of Control Repurchase Date;

(f) include a form of Repurchase Notice, to the extent applicable;

(g) state the name and address of the Paying Agent;

(h) state that Notes must be surrendered to the Paying Agent to collect the repurchase price;

(i) state that a Holder may withdraw its Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date by delivering a valid written notice of withdrawal in accordance with Section 6.05;

(j) state the then applicable Conversion Rate, including expected changes in the Conversion Rate resulting from such Change of Control transaction and expected changes in the cash, shares or other property deliverable upon conversion of the Notes as a result of the occurrence of the Change of Control;

(k) state that Notes as to which a Repurchase Notice has been given under Section 6.01 may be converted only if the Repurchase Notice is withdrawn in accordance with the terms of this First Supplemental Indenture;

(l) state the amount of interest accrued and unpaid per $1,000 principal amount of Notes to, but excluding, the Change of Control Repurchase Date; and

(m) state the CUSIP number of the Notes.

A Company Repurchase Notice may be given by the Company or, at the Company’s request, the Trustee shall give such Company Repurchase Notice in the Company’s name and at the Company’s expense; provided, however, that the text of the Company Repurchase Notice shall be prepared by the Company.

The Company will, to the extent applicable, comply with the provisions of Rule 13e-4 and Rule 14e-1 (or any successor provision) under the Exchange Act that may be applicable at the time of the repurchase of the Notes, file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act and comply with all other federal and state securities laws in connection with the repurchase of the Notes.

Section 6.05 Effect of Repurchase Notice; Withdrawal. Upon receipt by the Paying Agent of the Repurchase Notice specified in Section 6.01, the Holder of the Notes in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is validly withdrawn in accordance with the following paragraph) thereafter be entitled to receive solely the repurchase price with respect to such Notes. Such repurchase price shall be paid to such Holder, subject to receipt of funds and/or the Notes by the Paying Agent, promptly following the later of (x) the Change of Control Repurchase Date with respect to such Notes (provided the Holder has satisfied the conditions in Section 6.01) and (y) the time of book-entry transfer or delivery of such Notes to the Paying Agent by the Holder thereof in the manner required by Section 6.03. The Notes in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article IX hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn.

A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date, specifying:

(a) the certificate number, if any, of the Notes in respect of which such notice of withdrawal is being submitted, or the appropriate Depositary information, in accordance with appropriate Depositary procedures, if the Notes in respect of which such notice of withdrawal is being submitted is represented by a Global Note,

(b) the principal amount of the Notes with respect to which such notice of withdrawal is being submitted, and

(c) the principal amount, if any, of such Notes which remains subject to the original Repurchase Notice and which has been or will be delivered for repurchase by the Company.

If a Repurchase Notice is properly withdrawn, the Company shall not be obligated to repurchase the Notes listed in such Repurchase Notice.

Section 6.06 Deposit of Repurchase Price. Prior to 10:00 a.m., New York City Time, on the Business Day immediately following the Change of Control Repurchase Date, the Company shall deposit with the Paying Agent or, if the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 10.03 of the Base Indenture, an amount of cash (in immediately available funds if deposited on the Change of Control Repurchase Date, as the case may be), sufficient to pay the aggregate repurchase price of all the Notes or portions thereof that are to be repurchased as of the Change of Control Repurchase Date.

If on the Business Day immediately following the Change of Control Repurchase Date the Paying Agent holds cash sufficient to pay the repurchase price of the Notes that holders have elected to require the Company to repurchase in accordance with Section 6.01, then, on the Change of Control Repurchase Date such Notes will cease to be outstanding, interest will cease to accrue and all other rights of the holders of such Notes will terminate, other than the right to receive the repurchase price upon delivery or book-entry transfer of the Notes. This will be the case whether or not book-entry transfer of the Notes has been made or the Notes have been delivered to the Paying Agent.

Section 6.07 Notes Repurchased in Part. Upon presentation of any Notes repurchased only in part, the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Notes or Notes, of any authorized denomination, in aggregate principal amount equal to the unrepurchased portion of the Notes presented.

Section 6.08 Purchase of Notes in the Open Market. The Company may purchase Notes in the open market, by tender at any price or pursuant to private agreements.

Section 6.09 Cancellation of Notes Redeemed or Repurchased. The Company may, at its option, surrender any Note redeemed or repurchased pursuant to this Article VI to the Trustee for cancellation; provided, however, such Notes may not be reissued or resold by the Company. Any Notes surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.13 of the Base Indenture.

Section 6.10 Sinking Funds. No sinking fund is provided for the Notes.

ARTICLE VII

SUCCESSORS

Notwithstanding Article V of the Base Indenture, the following Article VII (and not Article V of the Base Indenture) shall apply for purposes of this First Supplemental Indenture and the Notes.

Section 7.01 Assumption. In the event of any Change of Control, the Successor Entity shall have the right, but not the obligation, to assume in writing all of the obligations of the Company under the Notes and this Indenture by complying with the terms of Section 7.02.

Section 7.02 Successor Substituted. In the event that a Successor Entity elects to assume the obligations under the Notes and this Indenture, such Successor Entity shall execute and deliver a supplemental indenture, in form and substance reasonably satisfactory to the Trustee, pursuant to which it shall agree to the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company. Upon such execution and delivery, such Successor Entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein as the party of this first part, and FuelCell Energy, Inc. shall be discharged from its obligations under the Notes and the Indenture. Such Successor Entity thereupon may cause to be signed, and may issue either in its own name or in the name of FuelCell Energy, Inc. any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Entity instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes that such Successor Entity thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of the Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such Change of Control, upon compliance with this Article VII the Person named as the “Company” in the first paragraph of the Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article VII may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under the Indenture.

Section 7.03 Opinion of Counsel to be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article VII, the Trustee shall receive an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article VII.

ARTICLE VIII

AMENDMENTS; SUPPLEMENTS AND WAIVERS

Section 8.01 Without Consent of Holders.

In addition to the provisions of Section 9.1 of the Base Indenture, the Company and the Trustee may also amend or supplement this First Supplemental Indenture or the Notes without notice to or consent of any Holder of a Note for any of the following purposes:

(a) to provide for conversion rights of Holders of the Notes and the Company’s repurchase obligations in connection with a Change of Control in the event of any reclassification of the Common Stock, merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety (solely to the extent not adverse to the Holders of the Notes);

(b) to secure the Notes;

(c) to provide for the assumption of the Company’s obligations to the Holders of the Notes in the event of a merger or consolidation, or sale, conveyance, transfer or lease of the Company’s property and assets substantially as an entirety;

(d) to surrender any right or power herein conferred upon the Company;

(e) to add to the covenants of the Company for the benefit of the Noteholders;

(f) to cure any ambiguity or correct or supplement any inconsistent or otherwise defective provision contained in the Base Indenture or this First Supplemental Indenture or the Notes; provided, that such modification or amendment does not adversely affect the interests of the Noteholders in any material respect; provided, further, that any amendment made solely to conform the provisions of the Base Indenture or this First Supplemental Indenture or the Notes to the description of the Notes contained in the Prospectus Supplement shall not be deemed to adversely affect the interests of the holders of the Notes;

(g) to make any provision with respect to matters or questions arising under the Base Indenture or this First Supplemental Indenture or the Notes that the Company may deem necessary or desirable and that shall not be inconsistent with provisions of the Base Indenture or this First Supplemental Indenture or the Notes; provided, that such change or modification does not, in the good faith opinion of the Board of Directors, adversely affect the interests of the Noteholders in any material respect;

(h) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Base Indenture or this First Supplemental Indenture under the TIA;

(i) to add guarantees of obligations under the Notes; or

(j) to provide for a successor trustee.

Section 8.02 With Consent of Holders.

Notwithstanding Section 9.2 of the Base Indenture, this Section 8.02 (and not Section 9.2 of the Base Indenture) shall apply for purposes of this First Supplemental Indenture and the Notes.

Except as provided below in this Section 8.02, this First Supplemental Indenture, the Base Indenture or the Notes may be amended or supplemented, and noncompliance by the Company in any particular instance with any provision of the Indenture or the Notes may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Notes or (ii) by the adoption of a resolution, at a meeting of Holders of the Notes outstanding at which a quorum is present, by the Holders of a majority in aggregate principal amount of the outstanding Notes.

Without the written consent or the affirmative vote of each Holder of Notes affected, an amendment or waiver under this Section 8.02 may not:

(a) extend the maturity of any Notes;

(b) reduce the rate or extend the time for payment of interest on any Notes;

(c) reduce the principal amount of any Notes;

(d) reduce any amount payable upon redemption or repurchase of any Notes in accordance with Article VI;

(e) impair the right of a Holder to institute suit for payment of any Notes;

(f) change the currency in which any principal of, or interest on, the Notes is payable;

(g) change the redemption provisions in a manner adverse to the Holders;

(h) change the Company’s obligation to repurchase any Notes at the option of the Holder in a manner adverse to the holders except as provided in Section 8.01(a);

(i) change the Company’s obligation to repurchase any Notes upon a Change of Control in a manner adverse to the Holders after the occurrence of a Change of Control;

(j) affect the right of a Holder to convert any Notes into shares of Common Stock or reduce the number of shares of Common Stock or any other property, including cash, receivable upon conversion pursuant to Article IX hereof;

(k) change the Company’s obligation to maintain an agency for service of process in New York City;

(l) modify this paragraph or Section 5.03 hereof; or

(m) reduce the percentage of the Notes required for consent to any modification of the Base Indenture or this First Supplemental Indenture that does not require the consent of each affected Holder.

It shall not be necessary for any act of Holders of Notes under this Section 8.02 to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall promptly deliver to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to deliver such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver. Any Notes held by the Company or any of its subsidiaries shall not be entitled to vote on any matter submitted to the Holders of the Notes.

ARTICLE IX

CONVERSION OF NOTES

Section 9.01 Right to Convert.

(a) Subject to and upon compliance with the provisions of this First Supplemental Indenture, on or prior to the close of business on the Business Day immediately preceding the Maturity Date, the Holder of any outstanding Notes shall have the right, at such Holder’s option, to convert the principal amount of the Notes held by such Holder, or any portion of such principal amount which is an integral multiple of $1,000, into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) at the Conversion Rate in effect at such time, by surrender of the Notes so to be converted, together with any required funds, under the circumstances described in this Section 9.01 and in the manner provided in Section 9.02 hereof. Notwithstanding the foregoing, if the number of shares of Common Stock issuable upon conversion of the Notes exceeds the Exchange Cap, the Notes will be converted in the manner provided in Section 9.03.

(b) Notes in respect of which a Holder has delivered a Repurchase Notice exercising such Holder’s right to require the Company to repurchase such Notes pursuant to Section 6.03 hereof may be converted only if such Repurchase Notice is withdrawn in accordance with Section 6.05 hereof prior to 5:00 p.m., New York City time, on the Business Day immediately preceding the Change of Control Repurchase Date.

(c) A Holder of Notes is not entitled to any rights of a holder of Common Stock until such Holder has converted his Notes to Common Stock, and only to the extent such Notes are deemed to have been converted to Common Stock under this Article IX.

Section 9.02 Exercise of Conversion Right; Issuance of Common Stock on Conversion; No Adjustment for Interest or Dividends. In order to exercise the conversion right with respect to any Notes in certificated form, the Company must receive at the office or agency of the Company maintained for that purpose or, at the option of such Holder, the Corporate Trust Office, such Notes with the original or facsimile of the form entitled “Conversion Notice” on the reverse thereof, duly completed and manually signed, together with such Notes duly endorsed for transfer, together with any other required transfer documents, accompanied by the funds, if any, required by this Section 9.02. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion, if any, shall be issued, and shall be accompanied by transfer or similar taxes, if required pursuant to Section 9.09 hereof. Once delivered, a Conversion Notice is irrevocable.

In order to exercise the conversion right with respect to any interest in a Global Note, the Holder must complete, or cause to be completed, the appropriate instruction form for conversion pursuant to the Depositary’s book-entry conversion program; deliver, or cause to be delivered, by book-entry delivery an interest in such Global Note; furnish appropriate endorsements and transfer documents if required by the Company or the Trustee or conversion agent; and pay the funds, if any, required by this Section 9.02 and any transfer or similar taxes if required pursuant to Section 9.09 hereof.

A certificate or certificates for the number of full shares of Common Stock into which the Notes are converted will be delivered to such Holder after satisfaction of the requirements for conversion set forth above, in accordance with Section 9.13 hereof. In case any Notes of a denomination greater than $1,000 shall be surrendered for partial conversion, and subject to Section 3.02 hereof, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of the Notes so surrendered, without charge to the Holder, a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Notes.

Each conversion shall be deemed to have been effected as to any such Notes (or portion thereof) on the date on which the requirements set forth above in this Section 9.02 have been satisfied as to such Notes (or portion thereof) (the “Conversion Date”) and such Notes will be deemed to have been converted immediately prior to 5:00 p.m., New York City time, on the Conversion Date. The Person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion, if any, shall be deemed to have become, on said date, the holder of record of the shares represented thereby; provided that in the event of any such surrender on any date when the stock transfer books of the Company shall be closed, that Person shall constitute the Person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Rate in effect on the Conversion Date.

If a Holders surrenders Notes for conversion in accordance with Section 9.02 of the First Supplemental Indenture, such Holder will be entitled to receive upon conversion of such Holder’s Notes into shares of Common Stock, a payment, at the Company’s option, either in cash or, subject to the Exchange Cap limitation in Section 9.03, by delivery of additional shares of Common Stock in an amount equal to the Interest Make-Whole Amount. In the case of a payment of the Interest Make-Whole Amount through delivery of shares of Common Stock, the number of shares (the “Interest Make-Whole Shares”) will be based upon a price equal to a 7.5% discount to the arithmetic average of the daily VWAP for Common Stock for the ten Trading Days prior to the Conversion Date. The Interest Make-Whole Shares shall be delivered in the same manner as the other shares of Common Stock to which the Holder is entitled to upon conversion of such Holder’s Notes.

Upon the conversion of an interest in a Global Note, the Trustee (or other Conversion Agent appointed by the Company), or the custodian for the Global Note at the direction of the Trustee (or other Conversion Agent appointed by the Company), shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Company shall notify the Trustee in writing of any conversions of Notes effected through any Conversion Agent other than the Trustee.

Upon the conversion of any Notes, the accrued but unpaid interest and accrued tax original issue discount, if any, attributable to the period from the Issue Date of the Notes to the Conversion Date, with respect to the converted Notes, shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the shares of Common Stock in exchange for the Notes being converted pursuant to the provisions hereof. No fractional shares of Common Stock are to be issued upon the conversion of any Note, but rather the number of shares of Common Stock to which a Holder shall be entitled to upon conversion of such Holder’s Notes shall be rounded up to the nearest whole number.

Section 9.03 Limitations on Issuance of Shares Due to Market Regulation. Notwithstanding the foregoing, the Company shall not be obligated to issue shares of Common Stock upon conversion of the Notes or otherwise, and shall not be entitled to issue Interest Make-Whole Shares, Dividend Shares or other shares of Common Stock hereunder, to the extent (and only to the extent) the issuance of such shares of Common Stock would exceed 38,393,294 in the aggregate (which number is 19.9% of the Company’s outstanding shares of Common Stock on the June 20, 2013, without giving effect to the issuance of shares of Common Stock underlying the Notes) (the “Exchange Cap”). The Exchange Cap limitation shall not apply in the event that the Company obtains the approval of its holders of Common Stock for issuances of shares of Common Stock in excess of such amount in accordance with Nasdaq Rule 5635(d). In the event that a Holder seeks to convert such Holder’s Notes into shares of Common Stock in excess of the Exchange Cap, the Company will notify such Holder within three Business Days that the Exchange Cap has been exceeded and that the Company will instead settle such amount in excess of the Exchange Cap in cash and not in shares of Common Stock. The Holder will then have three Business Days to elect to proceed with a cash settlement or withdraw such Holder’s conversion notice. If the Holder has not withdrawn such Holder’s notice by the close of business on the third Business Day after the date the Company gives notice of its intention to settle such portion of the Note in cash, then the Company will, by wire transfer of U.S. dollars in immediately available funds to the account designated by the Holder, pay cash to the Holder in an amount equal to the product of (x) the number of shares of Common Stock which would have been issuable upon conversion but cannot be issued as a result of the Exchange Cap and (y) the arithmetic average of the daily VWAP for Common Stock for the five consecutive Trading Days ending on and included the Trading Day immediately prior to the Conversion Date.

Section 9.04 Limitation on Beneficial Ownership. Notwithstanding anything to the contrary in this Article IX, no Holder shall be entitled to receive shares of Common Stock upon conversion to the extent (but only to the extent) that such receipt would cause such converting Holder to become, directly or indirectly, a “beneficial owner” (within the meaning of Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder) of 4.99% or more of the shares of Common Stock outstanding at such time. This limitation on beneficial ownership shall be terminated (i) upon 61 days’ notice to the Company by any Holder, solely with respect to the Notes beneficially owned by such Holder, (ii) immediately upon delivery by the Company of a Company Repurchase Notice or (iii) on June 15, 2018. Any purported delivery of shares of Common Stock upon conversion of Notes shall be void and have no effect to the extent (but only to the extent) that such delivery would result in the converting Holder becoming the beneficial owner of 4.99% or more of the shares of Common Stock outstanding at such time. If any delivery of shares of Common Stock owed to a Holder upon conversion of Notes is not made, in whole or in part, as a result of this limitation, the Company’s obligation to make such delivery shall not be extinguished and the Company shall deliver such shares of Common Stock as promptly as practicable after any such converting Holder gives notice to the Company that such delivery would not result in such limitation being triggered.

Section 9.05 No Fractional Shares. No fractional shares will be issued upon any conversion of Notes, but rather the number of shares of Common stock to be issued shall be rounded up to the nearest whole number.

Section 9.06 Conversion Rate. Each $1,000 principal amount of the Notes shall be convertible into the number of shares of Common Stock, based upon the Conversion Rate which is specified in the form of Notes in Article II hereto, subject to adjustment as provided in Section 9.07 hereof.

Section 9.07 Adjustment of Conversion Rate. The Conversion Rate shall be adjusted from time to time by the Company as follows:

(a) In case the Company shall, at any time or from time to time while any of the Notes are outstanding, pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock to all or substantially all holders of its outstanding shares of Common Stock, then the Conversion Rate in effect at the opening of business on the date following the record date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by multiplying such Conversion Rate by a fraction:

(1) the numerator of which shall be the sum of the number of shares of Common Stock outstanding at the close of business on the date fixed for the determination of stockholders entitled to receive such dividend or other distribution plus the total number of shares of Common Stock constituting such dividend or other distribution; and

(2) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the record date fixed for such determination. For the purpose of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this Section 9.07(a) is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(b) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(c) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its outstanding shares of Common Stock shares of any class of Capital Stock of the Company or evidences of its Indebtedness or assets (including securities, but excluding (i) any dividends or distributions in connection with a reclassification, consolidation, merger, combination or sale or conveyance to which Section 9.08 hereof applies, (ii) any dividends or distributions paid exclusively in cash or (iii) any dividends or distributions referred to in Section 9.07(a) hereof) (any of the foregoing hereinafter in this Section 9.07(c)) called the “Distributed Assets”), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the record date with respect to such distribution by a fraction,

(1) the numerator of which shall be the Current Market Price on such record date; and

(2) the denominator of which shall be the Current Market Price on such record date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive, and set forth in a resolution of the Board of Directors) on the record date of the portion of the Distributed Assets so distributed applicable to one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such record date; provided, that if the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date or the Current Market Price exceeds such Fair Market Value by less than $0.10, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets such Holder would have received had such Holder converted each Notes solely into Common Stock immediately prior to the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 9.07(c) by reference to the actual or when issued trading market for any Distributed Assets comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 9.07(g)(1) hereof to the extent possible, unless the Board of Directors determines in good faith that determining the Fair Market Value during the Reference Period would not be a reasonably accurate measure of value. Notwithstanding the foregoing, in the event any such distribution consists of shares of Capital Stock of, or similar equity interests in, one or more of the Company’s Subsidiaries (a “Spin-Off”), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date with respect to such distribution by a fraction:

(1) the numerator of which shall be the Current Market Price of the Common Stock, plus the Fair Market Value of the portion of the distributed assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), determined as set forth above, and

(2) the denominator of which shall be the Current Market Price on such record date,

such increase shall become effective immediately prior to the opening of business on the day following the last Trading Day of the Spin-Off Valuation Period (as defined below). In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. In the case of a Spin-Off of a Subsidiary whose securities are publicly traded, the Fair Market Value of the securities to be distributed shall equal the average of the Closing Sale Prices of such securities on the principal securities market on which such securities are traded for the five consecutive Trading Days commencing on and including the sixth day of trading of those securities after the effectiveness of the Spin-Off (the “Spin-Off Valuation Period”), and the Current Market Price shall be measured for the same period. In the event, however, that an underwritten initial public offering of the securities in the Spin-Off occurs simultaneously with the Spin-Off, Fair Market Value of the securities distributed in the Spin-Off shall mean the initial public offering price of such securities and the Current Market Price shall mean the Closing Sale Price for the Common Stock on the same Trading Day.

(d) Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 9.07 (and no adjustment to the Conversion Rate under this Section 9.07 will be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under Section 9.07(c). If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this First Supplemental Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of Indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 9.07 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

No adjustment of the Conversion Rate shall be made pursuant to this Section 9.07(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed or reserved by the Company for distribution to Holders of Notes upon conversion by such Holders of Notes to Common Stock.

For purposes of this Section 9.07(d) and Sections 9.07(a) and (b) hereof, any dividend or distribution to which this Section 9.07(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of Indebtedness, assets or shares of Capital Stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 9.07(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Sections 9.07(a) or 9.07(b) hereof with respect to such dividend or distribution shall then be made), except (A) the record date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “the date fixed for the determination of stockholders entitled to receive such rights or warrants” and “the date fixed for such determination” within the meaning of Sections 9.07(a) and 9.07(b) hereof and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the date fixed for such determination” within the meaning of Section 9.07(a) hereof.

(e) In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock cash (including any quarterly cash dividend, but excluding (x) any dividend or distribution in connection with the liquidation, dissolution or winding up of the Company, whether voluntary or involuntary and (y) any dividend or distribution in connection with a reclassification, consolidation, merger, binding share exchange or sale to which Section 9.07 hereof applies), then the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect on the applicable record date by a fraction,

(1) the numerator of which shall be the Current Market Price on such record date; and

(2) the denominator of which shall be the Current Market Price on such record date less the amount of the cash distribution applicable to one share of Common Stock,

such adjustment to be effective immediately prior to the opening of business on the day following the record date; provided, that if the portion of the cash so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of cash such Holder would have received had such Holder converted each Notes solely into Common Stock immediately prior to the record date. If such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(f) In case a tender or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to stockholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and set forth in a resolution of the Board of Directors) that as of the last time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

(1) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, and

(2) the denominator of which shall be the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the Closing Sale Price of a share of Common Stock on the Trading Day next succeeding the Expiration Time, such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. If the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

(g) For purposes of this Section 9.07, the following terms shall have the meaning indicated:

(1) “Current Market Price” on any date means the average of the daily Closing Sale Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to such date (the “day in question”); provided that if:

(A) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 9.07 (a), (b), (c), (d), or (e) occurs during such ten consecutive Trading Days, the Closing Sale Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Sale Price by the same fraction by which the Conversion Rate is so required to be multiplied as a result of such other event;

(B) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (A) of this proviso, the Closing Sale Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 9.07(c), (d) or (e)) of the evidences of Indebtedness, shares of Capital Stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 9.07, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 9.07 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Ex” date, when used:

(i) with respect to any issuance or distribution, means the first date on which the shares of Common Stock trade regular way on the relevant exchange or in the relevant market from which the Closing Sale Price was obtained without the right to receive such issuance or distribution;

(ii) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective; and

(iii) with respect to any tender or exchange offer, means the first date on which the shares of Common Stock trade regular way on such exchange or in such market after the Expiration Time of such offer.

(2) “Fair Market Value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s-length transaction.

(3) “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

(h) The Company, in its sole discretion, may make such increases in the Conversion Rate, in addition to those required by Sections 9.07(a)-(f) hereof, as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 Business Days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall deliver to Holders of record of the Notes and the Trustee a notice of the increase, which notice will be given at least 15 days prior to the effectiveness of any such increase, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.

(i) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in such rate; provided, however, that any adjustments that by reason of this Section 9.07(i) are not required to be made shall be carried forward and the Company shall make such carry forward adjustments, regardless of whether the aggregate adjustment is less than 1%, (x) annually on the anniversary of the Closing Date and otherwise (y)(1) five Business Days prior to the maturity of the Notes (whether at stated maturity or otherwise) or (2) prior to the redemption date Change of Control Repurchase Date, unless such adjustment has already been made. All calculations under this Article IX shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth (1/10,000) of a share, as the case may be. No adjustment need be made for rights to purchase Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for any issuance of Common Stock or convertible or exchangeable securities or rights to purchase Common Stock or convertible or exchangeable securities. Interest will not accrue on any cash into which the Notes are convertible.

(j) Whenever the Conversion Rate is adjusted as herein provided, the Company will issue a press release through Business Wire or another widely accepted business wire service containing the relevant information and make this information available on the Company’s website or through another public medium as the Company may use at that time. In addition, the Company shall promptly file with the Trustee and any conversion agent other than the Trustee an Officers’ Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Trust Officer of the Trustee shall have received such Officers’ Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has actual knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to the Holder of each Notes at his last address appearing on the Register, within 20 calendar days after execution of such notice. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

(k) In any case in which this Section 9.07 provides that an adjustment shall become effective immediately after (1) a record date for an event, (2) the date fixed for the determination of stockholders entitled to receive a dividend or distribution pursuant to Section 9.07(a) hereof, (3) a date fixed for the determination of stockholders entitled to receive rights or warrants pursuant to Section 9.07(d) hereof, or (4) the Expiration Time for any tender or exchange offer pursuant to Section 9.07(f) hereof, (each a “Determination Date”), the Company may elect to defer until the occurrence of the applicable Adjustment Event (as hereinafter defined) issuing to the Holder of any Notes converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock, if any, or other securities, cash or other property issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock, if any, issuable upon such conversion before giving effect to such adjustment. For purposes of this Section 9.07(k), the term “Adjustment Event” shall mean:

(i) in any case referred to in clause (1) hereof, the occurrence of such event,

(ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

(iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants, and

(iv) in any case referred to in clause (4) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

(l) For purposes of this Section 9.07, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(m) No adjustment to the Conversion Rate shall be made pursuant to this Section 9.07 if the holders of the Notes may participate in the transaction that would otherwise give rise to adjustment pursuant to this Section 9.07

Section 9.08 Effect of Reclassification, Consolidation, Merger or Sale. If any of the following events occur, namely:

(a) any reclassification or change of the outstanding Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(b) any consolidation or merger of the Company with or into another Person, or

(c) any sale, lease, transfer, conveyance or other disposition of all or substantially all of the Company’s assets and those of its Subsidiaries taken as a whole to any other Person or Persons, as a result of which holders of Common Stock shall be entitled to receive stock, other securities or other property or assets (including cash or any combination thereof) with respect to or in exchange for such Common Stock, in each case, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture, if such supplemental indenture is then required to so comply) providing that such Notes shall, without the consent of any holders of Notes, be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash or any combination thereof) (the “Applicable Consideration”) that such Holder would have been entitled to receive upon such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition had such Notes been converted into Common Stock immediately prior to such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition; provided, however, that in the event that holders of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, then from and after the effective date of such transaction, the Notes shall be convertible into the consideration that a majority of the holders of Common Stock who made such an election received in such transaction and the term “Applicable Consideration” shall be construed accordingly; and provided, further, that Section 9.14 hereof shall continue to apply following any such transaction. Such supplemental indenture shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article IX. If, in the case of any such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, the stock or other securities and assets receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the conversion rights set forth in this Article IX.

The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder, at the address of such Holder as it appears on the register of the Notes maintained by the Registrar, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section 9.08 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales, leases, transfers, conveyances or other dispositions.

If this Section 9.08 applies to any event or occurrence, Section 9.07 hereof shall not apply.

Any additional shares of Common Stock that a Holder is entitled to receive upon conversion pursuant to Section 9.07(b) hereof, if applicable, shall not be payable in shares of Common Stock, but shall represent a right to receive the aggregate amount of cash, securities or other property into which the additional shares of Common Stock would convert as a result of such recapitalization, change, consolidation, merger, sale, lease, transfer, conveyance or other disposition.

The Company may not become party to any such transaction described in clauses (a), (b) or (c) of this Section 9.08, unless the terms of such transactions are consistent with this Section 9.08.

Section 9.09 Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Holder of Notes for any documentary, stamp or similar issue or transfer tax in respect of the issue thereof. The Company shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Notes converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

Section 9.10 Reservation of Shares, Shares to be Fully Paid; Compliance with Governmental Requirements; Listing of Common Stock. The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock to provide for the conversion of the Notes, from time to time as such Notes are presented for conversion.

Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

The Company covenants that all shares of Common Stock which may be issued upon conversion of Notes will upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the Commission (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

The Company further covenants that, if at any time the Common Stock shall be listed on any national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all Common Stock issuable upon conversion of the Notes; provided that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of the Notes into Common Stock in accordance with the provisions of this Indenture, the Company covenants to list such Common Stock issuable upon conversion of the Notes in accordance with the requirements of such exchange or automated quotation system at such time.

Section 9.11 Responsibility of Trustee. The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Conversion Price or the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any Capital Stock, other securities or other assets or property, which may at any time be issued or delivered upon the conversion of any Notes; and the Trustee and any other conversion agent make no representations with respect thereto. Neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Notes for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article IX. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 9.07 hereof relating either to the kind or amount of shares of capital stock or other securities or other assets or property (including cash) receivable by holders of Notes upon the conversion of their Notes after any event referred to in such Section 9.07 hereof or to any adjustment to be made with respect thereto, but, subject to the provisions of Section 6.01 of the Base Indenture, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, the Officers’ Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

Section 9.12 Notice to Holders Prior to Certain Actions. In case:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to Section 9.06 hereof; or

(b) the Company shall authorize the granting to the holders of all or substantially all of its Common Stock or rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

(d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; the Company shall cause to be filed with the Trustee and to be delivered to each Holder at his address appearing on the Register provided for in Section 3.05 of the Base Indenture, as promptly as possible but in any event at least ten calendar days prior to the applicable date hereinafter specified to the extent the Company has the knowledge to do so, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

Section 9.13 Stockholder Rights Plans. If the rights provided for in any rights plan adopted by the Company have separated from the shares of Common Stock in accordance with the provisions of the applicable stockholder rights agreement so that the holders of the Notes would not be entitled to receive any rights in respect of Common Stock issuable upon conversion of the Notes, the Conversion Rate will be adjusted as provided in Section 9.07(d) hereof. If such rights have not separated, any shares of Common Stock delivered upon the conversion of Notes shall be accompanied by such rights.

Section 9.14 Conversion Settlement. Shares of Common Stock issuable upon conversion of Notes will be delivered to the converting Holders on the Trading Day following the applicable Conversion Date. A Holder receiving shares of Common Stock upon conversion shall not be entitled to any rights as a holder of Common Stock, including, among other things, the right to vote or receive dividends and notices of stockholder meetings, until the close of business on the applicable Conversion Date.

ARTICLE X

COVENANTS

In addition to the covenants set forth in Article IV of the Base Indenture (except for the covenants set forth in Sections 4.1, 4.2 and 4.6 of the Base Indenture, which will not apply with respect to the Notes authorized and designated under this First Supplemental Indenture), the following covenants shall apply with respect to the Notes authorized and designated under this First Supplemental Indenture.

Section 10.01 Payment of Notes. The Company shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this First Supplemental Indenture. Principal and interest shall be considered paid on the date due if (a) on such date the Trustee or the Paying Agent holds in accordance with this First Supplemental Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Noteholders on that date pursuant to the terms of this First Supplemental Indenture, or (b) the Company delivers the shares of Common Stock constituting such payment in accordance with the terms of the Notes and this First Supplemental Indenture.

The Company shall pay interest on overdue principal at the rate specified therefor in the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 10.02 Maintenance of Office or Agency. The Company shall maintain an office or agency, where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase. As of the date of this First Supplemental Indenture, such office is located at the office of the Trustee located at 60 Livingston Ave, St Paul, MN 55107 and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office.

The Company may also from time to time designate co-registrars and one or more offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

In addition, the Company shall maintain an office or agency in the Borough of Manhattan, The City of New York, where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served. As of the date of this First Supplemental Indenture, such office is located at the agency for service of process of the Trustee located at U.S. Bank National Association, Attn: Corporate Trust Services, 100 Wall Street—Suite 1600, New York, NY 10005, Ref: FuelCell Energy, Inc. and, at any other time, at such other address as the Trustee may designate from time to time by notice to the Company. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.

Section 10.03 Compliance Certificate. The Company shall deliver to the Trustee within 150 days after the end of each fiscal year of the Company an Officers’ Certificate stating that a review of the Company’s activities during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under the Indenture and further stating, as to each such Officer signing such certificate, whether to the best of such Officer’s knowledge the Company during such preceding fiscal year has kept, observed, performed and fulfilled each and every such covenant contained in the Indenture and that in the course of the performance by the signers of their duties as Officers of the Company they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do know of any Default, the certificate shall describe the Default, its status and what action the Company is taking or proposes to take with respect thereto. The Company also shall comply with Section 314(a)(4) of the TIA.

Section 10.04 Payment of Taxes and Other Claims. The Company shall pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any Significant Subsidiary or upon the income, profits or property of the Company or any Significant Subsidiary, (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company or any Significant Subsidiary and (iii) all stamp taxes and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange, conversion, redemption or repurchase of any Notes or with respect to this Indenture; provided, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse impact on the Company, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

Section 10.05 Further Instruments and Acts. The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of the Indenture.

ARTICLE XI

TRUSTEE MATTERS

Section 11.01 Rights and Duties of Trustee. Notwithstanding anything in the Base Indenture to the contrary, the following shall apply:

(a) The permissive rights of the Trustee to do things enumerated in the Base Indenture shall not be construed as a duty and the Trustee shall not be answerable for other than its negligence or willful misconduct.

(b) The Trustee shall not be deemed to have notice of any Default or Event of Default unless written notice of any such Default or Event of Default is actually received by Trustee’s Responsible Officer.

Section 11.02 Additional Indemnification. In addition to any indemnification rights set forth in the Base Indenture, the Company agrees to indemnify each of the Trustee, or any successor Trustee, and its officers, directors, agents and employees, for, and to hold it harmless against, any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred without negligence or willful misconduct on its part, as determined by a final order of a court or competent jurisdiction, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim (whether asserted by the Company, or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder or in connection with enforcing the provisions of this Section. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim with counsel who shall be reasonably satisfactory to the Trustee, and the Trustee shall cooperate in the defense. In addition, the Trustee may retain one separate counsel on behalf of itself and the Holders (and in the case of an actual or perceived conflict of interest, one additional separate counsel on behalf of the Holders) and, if deemed advisable by such counsel, local counsel, and the Company shall pay the reasonable fees and expenses of such separate counsel and local counsel. The indemnification herein also extends to a settlement.

Section 11.03 Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 11.04 Reports by the Company. In addition to the Company’s obligations pursuant to Section 4.3 of the Base Indenture, the Company shall:

(a) Whether or not required under the Exchange Act, so long as any Securities are outstanding, the Company shall file a copy of all of the information and reports referred to in clauses (i) above with the SEC for public availability within the time periods specified in the SEC rules and regulations (unless the SEC will not accept such a filing) and make such information available to Holders, securities analysts and prospective investors upon request.

Section 11.05 Execution of Supplemental Indentures. Notwithstanding anything in the Base Indenture to the contrary, the Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties, liabilities or immunities under the Base Indenture or otherwise.

Section 11.06 Statements by Officers as to Default. In addition to the Company’s obligations pursuant to Section 4.4 of the Base Indenture, the Company agrees as follows:

(a) The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, as soon as practicable and in any event within 30 days after the Company becomes aware of any Default, an Officers’ Certificate specifying such Default, its status and the actions that the Company is taking or proposes to take in respect thereof.

(b) The Company shall deliver to the Trustee within 90 days after the end of each fiscal year of the Company, an Opinion of Counsel to the extent required under the Trust Indenture Act.

Section 11.07 Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and perform such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Indenture.

Section 11.08 Expenses. Notwithstanding anything in the Base Indenture to the contrary, any actions taken by the Trustee in its various capacities hereunder shall be at the Company’s reasonable expense.

Section 11.09 Responsible Officer. In lieu of the definition of “Responsible Officer” in Section 1.1 of the Base Indenture, the following definition shall apply with respect to the Indenture:

“Responsible Officer” when used with respect to the Trustee, means any officer within the Global Corporate Trust Services division of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

ARTICLE XII

MISCELLANEOUS

Section 12.01 Governing Law. This First Supplemental Indenture and the Notes shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 12.02 No Note Interest Created. Nothing in this First Supplemental Indenture or in the Notes, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 12.03 Successors. All agreements of the Company in this First Supplemental Indenture and the Notes shall bind its successor. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.

Section 12.04 Counterparts. This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.05 Severability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.06 Table of Contents, Headings, Etc. The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.07 Inconsistency. In the event of any inconsistency or conflict between the Base Indenture and this First Supplemental Indenture, this First Supplemental Indenture shall govern.

Section 12.08 Calculations in Respect of Notes. Except as explicitly stated herein, the Company will be responsible for making all calculations required pursuant to this First Supplemental Indenture, including, without limitation, calculations with respect to determinations of the Conversion Price and Conversion Rate. The Company or its Agents shall make all such calculations in good faith and, absent manifest error, the Company’s calculations shall be binding on the Holders. The Company shall provide a written schedule of such calculations to the Trustee and the Conversion Agent, and each of the Trustee and the Conversion Agent shall be entitled to rely upon the accuracy of the Company’s calculations without responsibility for independent verification thereof. The Trustee shall forward a copy of such calculations to any Holder upon such Holder’s written request.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

FUELCELL ENERGY, INC.

By:	/s/ Michael Bishop
Name: Michael Bishop
Title: Senior Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Andrew Fung
Name: Andrew Fung
Title: Vice President